Exhibit 10.22

                                 LEASE AGREEMENT

                                     Between

                            CRL REALTY ASSOCIATES, LP
                       OWNER OF EASTPOINTE SHOPPING PLAZA
                 By CRL REALTY MANAGEMENT, Inc. GENERAL PARTNER
                          BY ROBERT LINDMARK, PRESIDENT

                                                                        LANDLORD

                                       AND

                            TWO RIVER COMMUNITY BANK

                                   1250 Hwy 35

                              Middletown, NJ 07748

                                                                          TENANT
                              Dated: 11 March 2005

                           Premises: 2345 Highway #36
                      Atlantic Highlands, New Jersey 07716

                  Tenant's Store Name: TWO RIVER COMMUNITY BANK

                          Tenant's Store Number: 1 & 2

                          Square Footage: 2080 sq. feet


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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  POSSESSION and USE ....................................................    4
2.  TERM of LEASE and OPTION to RENEW .....................................    5
3.  ASSIGNMENT or SUBLETTING ..............................................    5
4.  RENT and ADDITIONAL RENT ..............................................    7
5.  SECURITY ..............................................................    7
6.  INSURANCE .............................................................    8
7.  UNAVAILABILITY of FIRE INSURANCE, RATE INCREASES ......................    8
8.  WATER DAMAGE ..........................................................    8
9.  LIABILITY of LANDLORD and TENANT ......................................    9
10. REAL ESTATE TAXES .....................................................    9
11. ACCEPTANCE of RENTAL SPACE ............................................    9
12. QUIET ENJOYMENT .......................................................    9
13. UTILITIES and SERVICES ................................................    9
14. TENANT'S REPAIRS, MAINTENANCE, and COMPLIANCE .........................   10
15. LANDLORD'S REPAIRS and MAINTENANCE ....................................   11
16. ALTERATIONS ...........................................................   11
17. FIXTURES ..............................................................   12
18. SIGNS .................................................................   12
19. ACCESS to RENTAL SPACE ................................................   13
20. FIRE and OTHER CASUALTY ...............................................   13
21. EMINENT DOMAIN ........................................................   14
22. TENANT'S CERTIFICATE ..................................................   14
23. DEFAULT, RE-ENTRY and EVICTION, DAMAGES ...............................   14
    A. Default; B. Re-Entry and Eviction; C. Damage
       -------
24. CONDITIONS of REINSTATEMENT of LEASE ..................................   16
25. SURRENDER, WAIVER .....................................................   16
26. END of TERM ...........................................................   16
27. COMMON AREAS ..........................................................   17
28. COMMON AREA MAINTENANCE and SERVICES ..................................   17
29. SUBORDINATION to MORTGAGE .............................................   17
30. LANDLORD'S CONSENT ....................................................   18
31. CORPORATE RESOLUTION ..................................................   18
32. ISRA COMPLIANCE .......................................................   18
33. DISCHARGE of HAZARDOUS and/or TOXIC SUBSTANCES; .......................   19
    INDEMNIFICATION
34. GENERAL INDEMNIFICATION and HOLD HARMLESS .............................   19
35. INTEREST on LATE PAYMENTS .............................................   19
36. DELIVERY of LEASE .....................................................   20
37. BINDING/GOVERNING LAW .................................................   20
38. CAPTIONS AND INTERPRETATION ...........................................   20
39. NOTICES ...............................................................   20
40. SURVIVAL ..............................................................   21
41. FULL AGREEMENT ........................................................   21
42. BROKERS ...............................................................   21


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

                                 BUSINESS LEASE

      THE LANDLORD AGREES TO RENT AND TENANT AGREES to lease the Rental Space for the term and at the rent stated, as follows: (The words "Landlord" and "Tenant" includes all Landlords and all Tenants under this Lease.)

                                  SUMMARY PAGE

Landlord:         CRL Realty Associates LP, P.O. Box 323, Navesink, NJ 07752

Tenant:           Two River Community Bank, 1250 Hwy 35, Middletown, NJ 07748

Rental Space:     Store #1 & 2, along with the drive in facilities, all as more particularly depicted on the site plan which is attached to this Lease as Exhibit "A"

Square Footage:   2080 sf. (4.16 % of shopping center for NNN calculations)

Shopping Center:  Eastpointe  Shopping Plaza at 2345 -2399 Highway #36, Atlantic
                  Highlands, NJ 07716

Date of Lease:    March 11, 2005

Initial Term:     5 years

Security:         $ 0.00

Rent for the Term is to be calculated as follows:

a. Annual Fixed Rent: The following Rent is payable in equal monthly installments, except as expressly modified by Article 4 of this Lease, during the initial Term of this Lease,:

          Lease Years                 Annualized Rent       Monthly Installments
          -----------                 ---------------       --------------------
For that portion of the initial       $16,620.00 NNN              $1,385.00
    Term which falls within
      calendar year 2005
   For the remainder of the           $33,340.00 NNN              $2,770.00
         initial Term

b. Maintenance/common area charge: Lease year #1 - $3060.00: $ 255.00 per month. Additional charges may be assessed if necessary pursuant to Article 28.

c. Insurance Charge: Lease year #1 - $1080.00; $ 90.00 per month. Additional charges to be calculated pursuant to Article 6.

d. Real Estate Tax Charge: Lease year #1- $3,960.00: $ 330.00 per month. Additional charges to be calculated pursuant to Article 10.

      Liability Insurance. Minimum amounts: Combined single limit for bodily injury and property damage for each occurrence $1,000,000, total aggregate yearly coverage $2,000,000.

      Use of Rental Space: Bank and related financial services

      Additional Agreements:

a. Tenant shall have an option to renew the lease for three (3) additional five (5) year terms, each of which shall be referred to as a renewal Term in this Lease. The Annual Fixed Rent payable during the full duration of each renewal Term shall be an amount equal to the product of (i) the Annual Fixed Rent payable during the full duration of the immediately preceding Term of this Lease, which shall be deemed to be $33,240.00 for


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

      the initial Term of this Lease, and (ii) the actual cumulative increase in the New York - New Jersey Consumer Price Index - Urban (CPI-U) between the commencement date of the immediately preceding Term of this Lease and the termination date of the immediately preceding Term of this Lease, PROVIDED, HOWEVER, that the increase in Annual Fixed Rent for any renewal Term of this Lease shall be neither less than l0% nor more than 25% of the Annual Fixed Rent payable during the full duration of the immediately preceding Term of this Lease, notwithstanding the actual cumulative increase in the New York - New Jersey Consumer Price Index - Urban (CPI-U).

      The term "Index" as used herein shall mean the index now known as the Revised Consumer Price Index for All Urban Consumers (CPI-U), New York, New York-Northeastern New Jersey (1982-84=100), issued and published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Bureau"). If the Bureau discontinues the publication of the Index, or publishes the Index less frequently, or alters the same in some other manner, then Landlord, in its sole discretion, shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

b. Landlord shall not permit any other organization which is in the business of providing banking and financial services, which shall be defined to include banks the deposits of which are insured by the FDIC, savings banks, stock brokerage companies, trust companies, credit unions and consumer finance businesses to operate on Block 729, Lot 21 of the Tax Map of the Township of Middletown, and acknowledges that its agreement to restrict competitive uses under this sentence is indispensable to the Tenant. Notwithstanding the terms of the preceding sentence, HT Video may continue to maintain and operate the ATM which is presently installed in the space which it leases from Landlord. Landlord will not permit any other present or future tenant of Eastpointe Shopping Plaza to install an ATM in the space which such tenant leases from Landlord. If either (i) HT Video vacates the space which it presently occupies or (ii) HT Video removes the presently installed ATM, then Landlord will not permit HT Video or the successor tenant in the space presently occupied by HT Video to install or operate an ATM in such space.

c. The initial Term of this Lease and the payment of Rent, as defined in this Lease, shall commence when Tenant actually opens its branch for business at the Rental Space.

d. Tenant may, in the exercise of its sole discretion, terminate this Lease in the event that the New Jersey Department of Banking and Insurance does not, on or before June 30, 2005, issue final approval to the Tenant for the establishment and operation of a branch office at the Rental Space by the Tenant, in which event all of the Tenant's rights, duties and obligations under this Lease shall be extinguished ipso facto.

1.    POSSESSION and USE

      The Landlord shall give possession of the Rental Space to the Tenant for the initial and each renewal Term. The Tenant shall take possession of and use the Rental Space for the purpose stated above. The Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.


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

      The Rental Space shall, for all purposes of this Lease, include the drive-in banking facilities which are appurtenant to Stores 1 and 2. Landlord shall not charge any separate Rent to Tenant for the drive-in banking facilities.

      The Tenant shall not allow the Rental Space to be used for any unlawful or hazardous purpose. The Tenant is satisfied that the Rental Space is zoned for the Use stated. The Tenant shall obtain any necessary certificate of occupancy or other certificate permitting the Tenant to use the Rental Space for that Use, at Tenant's sole cost and expense. Tenant shall comply with all orders, ordinances and regulations of all governmental authorities relating to the use of the Rental Space.

      The Tenant  shall not use the Rental  Space in any manner that  results in
(1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. The Tenant shall comply with all requirements of the insurance companies insuring the Rental Space. The Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant for extended periods. Abandonment shall be defined as failure to open for business during stated business hours for five
(5) consecutive business days without notice to and permission of the Landlord. The Tenant shall keep the Rental Space open for business during those days and hours which are, in the sole judgment of Tenant, customary banking days and hours in New Jersey.

2.    TERM of LEASE and OPTION to RENEW

      The initial Term of the Lease shall be for five (5) years, which Term shall commence on the date when Tenant actually opens its branch for business at the Rental Space, and shall end on the fifth anniversary of the date when Tenant actually opens its branch for business at the Rental Space.

      If this Lease is still in full force and effect, and Tenant shall not be in default in accordance with the terms and provisions of this Lease, and Tenant shall be in possession of the Rental Space pursuant to this Lease, Tenant shall have the option to renew this Lease for three (3) additional consecutive five
(5) year terms, provided written notice of the election of such option shall be sent by Tenant to Landlord not less than six (6) months prior to the expiration of the then current initial or renewal Term, as the case may be. If said option is duly exercised, the term of this Lease shall automatically be extended for the period of the option, without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Lease, except that the Annual Rent during the options periods shall be increased as provided in Paragraph a. of Additional Agreements, above.

3.    ASSIGNMENT or SUBLETTING

      The Tenant may not do any of the following without the Landlord's written consent and without payment of a fee to the Landlord: (a) assign this Lease to any assignee (other than an assignee which is a financial institution the deposits in which are insured by an agency if the United States (a "Permitted Assignee")); (b) sublet all or any part of the Rental Space; (c) permit any other person or business to use the Rental Space; or (d) mortgage or encumber this Lease. Any consent by Landlord to an otherwise prohibited assignment or subletting shall not in any


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

manner be construed to relieve Tenant or any assignee or sublessee from obtaining the Consent in writing of Landlord to any further otherwise prohibited assignment or subletting. Any prohibited assignment or sublease made by Tenant without Landlord's prior written consent shall be void and a default under this Lease, giving Landlord the right to exercise all of its remedies hereunder, including but not limited to the right to Terminate this Lease. Landlord agrees
(i) that Tenant may assign this Lease to any Permitted Assignee upon notice to Landlord, but without Landlord's permission, and (ii) that its consent to any otherwise prohibited assignment or sublease requested by Tenant will not be unreasonably withheld.

      Notwithstanding the foregoing, Landlord agrees that in the event Tenant desires to either assign this Lease to an assignee which is not a Permitted Assignee or sublet the Rental Space during the term of this Lease, Tenant will notify Landlord in writing of its desire to assign or sublet and provide Landlord with the following information;

(1)   Name and address of prospective assignee or sub-tenant;

(2)   Business of prospective assignee or sub-tenant;

(3)   Proposed assignment or subletting start date;

(4) Personal financial statements and income tax returns for prior three years of prospective assignee or sub-tenant;

(5) Business code number or Standard Industrial Classification (SIC) number of prospective assignee or sub-tenant.

      Landlord will review the information received and notify Tenant within fourteen (14) days thereafter whether or not it will consent to the assignment or subletting. Landlord will be under no obligation whatsoever to agree to any otherwise prohibited assignment or subletting where, in the Landlord's sole and absolute discretion, to do so would:

(1) Permit an undercapitalized or financially unstable person or entity to enter into possession of the Rental Space;

(2) Permit a use which would conflict or compete in a substantially similar business with any tenant then renting space in the Eastpointe Shopping Plaza;

(3) Subject the Shopping Center, or the Rental Space, to the provisions of the New Jersey Environmental Cleanup Responsibility Act, or any superseding federal environmental regulations, as amended from time to time;

(4)   Result in the expenditure of any funds by Landlord;

(5) Require review of any assignment or subletting proposal where a Tenant was delinquent in the payment of any monetary obligation or in breach of any performance obligation imposed by the lease terms; -


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

(6) Require Landlord to obtain any federal, state, county or municipal permit to allow the assignment or subletting;

(7)   Otherwise make the Landlord deem itself to be insecure

      In the event Landlord determines to agree to any such otherwise prohibited assignment or subletting, the Landlord will cause to be prepared a written agreement of assignment or subletting between Landlord, Tenant and Assignee or Subtenant setting forth all of the terms of agreement between the parties. No such assignment or subletting will be effective until the written agreement is executed by all parties. The Landlord's attorney's fees and costs incurred in the assignment or subletting shall be paid in full by Tenant. In no event shall an assignment or subletting relieve or release the Tenant of its obligations under the Lease which are attributable to the term of the Lease prior to the assignment or subletting.

4.    RENT and ADDITIONAL RENT

      For any portion of the initial Term or any renewal Term of this Lease which consists of a partial calendar month, Tenant shall pay the Rent to the Landlord for such partial month, which shall be based on the number of days in such month which are within the initial Term of this Lease, at the Landlord's address, in advance, without demand, set off or deduction whatsoever on the first day of such partial month, together with prorated additional changes as herein provided. For each full calendar month within the initial Term or any renewal Term of this Lease, Tenant shall pay the Rent to the Landlord at the Landlord's address in equal monthly installments, in advance, without demand, set off or deduction whatsoever on the first day of each such month during the Term of the Lease, together with additional changes as herein provided.

      The Landlord and Tenant agree that the Landlord will be entitled to receive from the Tenant a charge of five (5%) of the monthly installment of Rent where the Tenant fails to pay any month's Rent prior to the tenth (10th) business day of the month. Business days under this Lease shall be considered Monday through Friday and shall not include Saturday and Sunday. The late charge of five percent (5%) will be due and payable as "additional rent" from Tenant to Landlord and shall be collected by Landlord with the next following month's installment of Rent.

      If the Tenant fails to comply with any agreement in the Lease, the Landlord may do so on behalf of the Tenant. The Landlord may charge the cost to comply, including reasonable attorney's fees, to the Tenant as "additional rent". The additional rent shall be due and payable as Rent with the next monthly Rent payment. Non-payment of additional rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay the Rent.

5.    SECURITY

      Intentionally omitted


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6.    INSURANCE

      The Tenant agrees that it will, at its sole cost and expense, carry liability insurance covering the leased Premises with a combined single limit for bodily injury and property damage in the minimum amount of ONE MILLION DOLLARS ($1,000,000) per occurrence and, TWO MILLION DOLLARS ($2,000,000) total aggregate yearly coverage, and the Tenant further agrees that it will add as a party insured by such policy the interest of the Landlord and will furnish Landlord with a certificate of the liability insurance prior to the commencement of the term of this lease and thereafter on an annual basis. The liability insurance policy to be obtained by Tenant may cover other properties which are occupied by Tenant, with the understanding that the full limits set forth above must apply to the Leased Premises, not withstanding any other claims submitted pursuant to said policy. The policy shall also cover the use and or misuse of any hazardous materials

      All policies of insurance shall contain a clause that the insurance company cannot cancel or refuse to renew without at least ten (10) days written notice to any and all parties in interest.

      Landlord and Tenant both agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage. Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

      The Tenant shall pay as additional rent a pro-rated share of the insurance that the Landlord carries on the property equaling a percentage of the Rental Space square footage as the numerator and the total square footage of the plaza as the denominator, said percentage for the life of the Lease to be 4.16%.

7.    UNAVAILABILITY of FIRE INSURANCE, RATE INCREASES

      If due to the Tenant's use of the Rental Space the Landlord cannot obtain and maintain fire insurance on the Building in an amount and form reasonably acceptable to the Landlord, the Landlord may cancel this Lease on 30 days notice to the Tenant. If due to the Tenant's use of the Rental Space the fire insurance rate increases, the Tenant shall pay the increase in the premium to the Landlord on demand.

8.    WATER DAMAGE

      The Landlord shall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the Building.


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9.    LIABILITY OF LANDLORD AND TENANT

      The Landlord shall not be liable for injury or damage to any person or property unless it is due to the Landlord's act or neglect. The Tenant is liable for any loss, injury or damage to any person or property caused by the act of neglect of the Tenant or the Tenant's agents, servants, independent contractors, patrons and employees. The Tenant shall defend the Landlord from and reimburse the Landlord for all liability and costs resulting from any injury or damage due to the act of neglect of the Tenant or the Tenant's agents, servants, independent contractors, patrons and employees.

10.   REAL ESTATE TAXES

      The Landlord shall collect and pay the yearly Municipal Real Estate Taxes (including without limitation assessments for public improvements or benefits and interest on unpaid installments thereof) on the Land and Building upon assessment by the municipality and following pro rata contribution by the Tenant. As part of the rent for the unit, the Tenant shall pay the sum of $
330.00 per month for and on account of municipal real estate taxes as against a yearly assessment a pro-rated share of the Real Estate Taxes equaling a percentage of the Rental Space square footage as the numerator and the total square footage of the plaza as the denominator, said percentage for the life of the Lease to be 4.16%. The Landlord will adjust the monthly installments after receiving the Final Tax Bill from the municipality.

      The Tenant agrees to pay to the local tax authorities and any other governmental agencies, throughout the term of this lease and any renewal thereof, all personal property taxes which may be levied against Tenant's merchandise, trade fixtures, and other personal property in and about the premises.

11.   ACCEPTANCE OF RENTAL SPACE

      The Tenant has inspected the Rental Space and agrees that the Rental Space is in satisfactory condition. The Tenant accepts the Rental Space "as is", however, Landlord shall deliver the space free of hazardous materials and with the building systems (HVAC, plumbing and electrical) in good working order.

12.   QUIET ENJOYMENT

      The Landlord has the right to enter into this Lease. If the Tenant complies with this Lease, the Landlord must provide the Tenant with undisturbed possession of the Rental Space, subject, however, to the Terms of this Lease and to the Terms of all covenants, restrictions, easements and encumbrances now or hereafter affecting the Landlord's interest in the Shopping Center.

13.   UTILITIES AND SERVICES

      The Tenant shall arrange and pay for all utilities and services required for the Rental Space, including payment of any deposits or similar charges required to be paid in connection therewith, including but not limited to the following:


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

(a)   Hot and cold water

(b)   Electric

(c)   Gas

(d)   HVAC (heating, ventilation and air conditioning)

(e)   Extermination services

(f)   Recycling

(g)   Immediate delivery area for Rental Space cleanup.

      If the Tenant fails to pay for any items set forth herein, the Landlord may pay the same and consider the same as "additional rent", which will give rise to all remedies available to landlord to collect the Rent or additional rent. Furthermore, the failure to pay any item shall be considered a breach of Lease by Tenant, which shall give rise to all of the remedies for breach of Lease set forth under the Terms and conditions of the within Lease.

      The Landlord shall pay for the following utilities and services for the Rental Space: NONE

      The Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services beyond the control of the Landlord of which are necessary by reason of accident or repairs, alterations or improvements. This does not excuse the Tenant from paying rent.

14.   TENANT'S REPAIRS, MAINTENANCE, AND COMPLIANCE

      The Tenant shall:

(a)   Promptly  comply  with  all  laws,  orders,   rules  and  requirements  of
      governmental authorities, insurance carries, board of fire underwriters, or similar groups.

(b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.

(c) Make all necessary repairs to the Rental Space and all equipment and fixtures in it, except structural repairs. "Structural repairs" shall mean exterior roof, exterior walls and exterior and subterranean foundation.

(d) Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage, litter and debris

(e) Keep the walkway, front and rear entrance and exit adjacent to the Rental Space clean and free from trash, debris, snow and ice.

(f) Use all electric, plumbing and other facilities in the Rental Space safely.


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

(g) Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

(h) Promptly replace all broken glass and repair window frames and signs in the Rental Space

(i)   Do nothing to destroy,  deface,  damage,  or remove any part of the Rental
      Space.

(j) Keep nothing in the Rental Space which in flammable, dangerous or explosive or which might increase the danger of fire or other casualty.

(k) Promptly notify the Landlord when there are conditions that need repair, whether the Landlord or Tenant is obligated to do the repair.

(l) Do nothing to destroy the peace and quiet of the Landlord, other Tenants, or persons in the neighborhood.

(m)   Avoid littering in the building of on its grounds.

(n) Maintain in good condition and repair any and all entrances and exits including the door frame(s) for its Rental Space.

(o) Make necessary repairs of the plumbing, sprinkler, cooling, heating, electrical, gas and like systems within the Rental Space, which repairs shall become the property of the Landlord upon the Tenant's vacating of the Rental Space or the expiration of this Lease, whichever is sooner

      The Tenant shall pay the expenses of complying with the above. All repairs are to be of the same quality, design and class as the original work.

15.   LANDLORD'S REPAIRS AND MAINTENANCE

      The Landlord shall:

(a) Maintain the public areas, foundation, exterior roof and exterior walls in good condition.

(b) Make all structural repairs (as defined in Article 14(c) above) unless these repairs are made necessary by the act or neglect of the Tenant or the Tenant's employees, agents, servants, independent contractors and patrons.

16.   ALTERATIONS

      The Tenant may not make any interior or exterior changes or additions to the Rental Space without the Landlord's written consent. Any changes or additions made without the Landlord's written consent shall be removed by the Tenant on demand. Tenant shall, subsequent to the effective date of this Lease but prior to fully occupying the Rental Space, submit to Landlord a written description of those improvements and alterations to the rental space which Tenant believes to be necessary to the successful operation of the full service bank branch office contemplated by this Lease. Landlord shall, within ten (10) days after the issuance of such description of improvements and alterations by Tenant, object in writing to any improvements and alterations which are not acceptable to Landlord. If Landlord does not object to those improvements and alterations to the Rental Space which are proposed by Tenant, then Landlord shall be deemed to have accepted Tenant's proposed improvements and alterations. If Landlord timely objects to those improvements and alterations to the Rental Space which are proposed by Tenant, Landlord and Tenant shall meet and make a good faith effort to reach agreement as to which of those improvements and alterations to the Rental Space which are proposed by Tenant are acceptable.

      Except as specifically provided to the contrary in this Lease, all changes or additions made with the Landlord's written consent shall become the property of the Landlord when completed and paid for by the Tenant. They shall remain as part of the Rental Space at the end of the Term without disturbance and without charge to the Landlord. The Tenant shall promptly pay for all costs of any permitted changes or additions. The Tenant shall not allow any mechanic's lien or other claim to be filed against the Building. If any lien or claim is filed against the Building, the Tenant shall have it promptly removed.

      All changes and alterations must conform to all applicable state and municipal ordinances and regulations. Tenant shall obtain, at its sole cost, all necessary approvals and permits to make any changes or additions and proof of any necessary approvals and permits shall be given to the Landlord prior to Tenant's making any changes or additions.

17.   FIXTURES

      The Tenant may install and remove property, machinery, equipment and fixtures in the Rental Space during the term of the lease subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof at the cost and expense of Tenant. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property prior to such default, dispossess or removal, then the property, machinery, equipment and fixtures or other property shall be deemed, at the option of the Landlord, to be abandoned; or at the Landlord's option, the Landlord may remove the property and charge the reasonable cost and expense of removal, storage and disposal to the Tenant, which total costs shall be deemed to be additional rent hereunder. The Tenant shall be liable for any damage which it causes in the removal of any property from the Rental Space.

      Notwithstanding any term to the contrary in this Lease, Tenant may, upon the expiration or termination of this Lease, regardless of the reason for or circumstances surrounding such expiration or termination, remove all or any portion of those changes, alterations, property, machinery, equipment and fixtures to or within the Rental Space which are utilized by the Tenant in the conduct of its business, including, but not limited to, safe deposit boxes, financial transactions equipment and data processing equipment.

18.   SIGNS

      Tenant shall prepare a signage plan, and present the signage plan to Landlord for Landlord's approval. Landlord and Tenant shall, within ten (10) days of the presentation of a signage plan by Tenant to Landlord, but in any event on or before April 30, 2005, agree on a signage plan. Tenant shall, at its expense and with the cooperation of Landlord, pursue all municipal approvals which are necessary to implement the signage plan upon which the Landlord and Tenant agree. The Tenant shall obtain the Landlord's written consent before placing any sign, lettering or lights on the exterior of the Rental Space or in any show window thereof, which is visible from the exterior or to erect or display any other signage or display either appendant to or connected with the Rental Space, all except as contemplated by the agreed upon signage plan.

      All signage and displays must conform to all applicable state and municipal ordinances and regulations.

19.   ACCESS TO RENTAL SPACE

      The Landlord shall have access to the Rental Space, but only when the branch bank office which occupies the Rental Space is open for business, on reasonable notice to the Tenant to (a) inspect or protect the Rental Space (b) make necessary repairs, alterations, or improvements, (c) supply services, (d) show it to prospective buyers, mortgage lenders, contractors or insurers and (e) effect compliance with any law, order, or regulation of any governmental authority having jurisdiction.

      The Landlord may show the Rental Space to rental applicants at reasonable hours on notice to the Tenant within six (6) months before the end of the Term.

      None of the foregoing shall constitute an actual or constructive eviction of Tenant or a deprivation of its rights, nor subject Landlord to any liability or impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the unit or any part thereof, other than as herein provided or entitle Tenant to any compensation or diminution or abatement of the Rent.

20.   FIRE AND OTHER CASUALTY

      The Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space. The Tenant is not required to pay Rent when the Rental Space is unusable. If the Tenant uses part of the Rental Space, the Tenant must pay Rent pro-rate for the usable part.

      If the Rental Space is partially damaged by fire or other casualty, the Landlord shall repair it as soon as possible. This includes the damage to the Rental Space and fixtures installed by the Landlord. The Landlord need not repair or replace anything installed by the Tenant.

      Either party may cancel this Lease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 90 days. If the parties cannot agree, the opinion of a contractor chosen by the landlord and the Tenant will be binding on both parties.

      This Lease shall end if the Rental Space is totally destroyed. The Tenant shall pay Rent to the date of destruction.

      If the fire or other casualty is caused by the act or neglect of the Tenant or the Tenant's employees, the Tenant shall pay for all repairs and all other damages.

21.   EMINENT DOMAIN

      Eminent domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order of by deed to the condemning party. If any part of the Rental Space is taken by eminent domain, Tenant may cancel this Lease on 30 days notice to Landlord. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of this Lease for the remaining part of the Term.

22.   TENANT'S CERTIFICATE

      At the request of the Landlord, but only to the extent that the representations requested are true, correct and complete, the Tenant shall sign and return to Landlord without charge within 15 days after demand a certificate:
(1) Ratifying this Lease; (2) Certifying that the Tenant is in occupancy of the Rental Space and that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except as noted; (3) Certifying that the Landlord has fully performed all of the Landlord's Agreements in this Lease; (4) Certifying that there are no defenses or offsets against enforcement of this Lease by Landlord; (5) Reciting the amount Tenant has paid as prepaid rental and the date to which rental has been paid; (6) Reciting the amount of any security deposit; (7) Stating that the Tenant has no rights to the Rental Space except as stated in this Lease.

23.   DEFAULT, RE-ENTRY AND EVICTION, DAMAGES

      A. Default
         -------

      Tenant shall be in default under this Lease:

      If (i) Tenant defaults in payment of any Rent or any additional charges and such default continues for ten (10) days after the same has become due; or
(ii) Tenant defaults in fulfilling any of the covenants or agreements of this Lease and such default is not cured or commenced to be cured (and diligently prosecuted to completion thereafter) within ten (10) days after notice from Landlord or upon any person or corporation other than Tenant, except as may be specifically permitted by this Lease; or (iii) Tenant vacates or abandons the Rental Space; or (iv) if at any time during the Term of this Lease a petition in bankruptcy or insolvency or for reorganization or arrangement of for the Appointment of a receiver or trustee of all or part of Tenant's property is filed against Tenant, same is not vacated within thirty (30) days thereafter; or
(v) if Tenant makes an assignment for the benefit of creditors, otherwise seeks relief under or is the debtor-party to any insolvency proceedings under any federal or state bankruptcy or insolvency statue. In any of such events Landlord may give Tenant a written notice specifying a day not less than ten (10) days thereafter whereupon Tenant shall quit and surrender the Rental Space to Landlord and Tenant shall remain liable as hereinafter provided. Tenant waives trial by jury in any action or proceeding by Landlord to enforce Landlord's rights hereunder. Tenant further waives any and all statutory rights of redemption following Termination of this Lease or dispossess of Tenant.

      B.    Re-Entry and Eviction
            ---------------------

      In the event of abandonment of the Rental Space by the Tenant, the Landlord reserves a right of re-entry, which allows the Landlord to declare the Lease in default and re-enter and take back possession of the Rental Space. Any personal property of the Tenant remaining in the Rental Space shall become the property of the Landlord who may (a) dispose of it and charge the Tenant for the cost of disposal; or (b) keep it as abandoned property. In the event of default, or if the Tenant violates any agreement in this Lease, the Landlord reserves the right to remove the Tenant by eviction. The landlord may also evict the Tenant for any one of the other grounds of good cause provided by law. After a court order of eviction and compliance with the warrant of removal, the Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to the Tenant before the Landlord files a complaint. If there is any other cause to evict, the Landlord must give to the Tenant the notice required by law before the Landlord files a complaint for eviction.

      C.    Damages
            -------

      The Tenant is liable for all damages caused by the Tenant's violation of any agreement in this Lease. This includes reasonable attorney's fees and costs.

      After abandonment or eviction, the Tenant shall pay the Rent for the Term until the Lease is terminated by the Landlord for any reason, or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rents the Rental Space for less than the Tenant's Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess resulting from the re-renting. The Tenant shall also pay (a) all reasonable expenses incurred by the Landlord in keeping the Rental Space in good order and preparing the Rental Space for re-renting and (b) commissions paid to a broker for finding a new Tenant. In case this Lease is terminated by summary proceedings or otherwise, as provided in this Article, whether or not the Leased Premises are relet, Landlord shall be entitled to recover from the Tenant, the following:

      (i) an amount equal to the excess of all Rent reserved hereunder for the unexpired portion of the term of this Lease; and

      (ii) all reasonable expenses incurred by Landlord in obtaining possession, in altering, repairing and putting the Leased Premises in good order and in reletting the same, including reasonable attorneys' fees, brokerage commissions and other expenses.

      Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article and subsections hereof without waiting until the end of the then current term.

      All sums which Tenant has agreed to pay as additional rent or other lease charges shall be deemed rent reserved in this lease within the meaning of this Article.

      Notwithstanding any other provisions contained in this Lease and only if the Tenant is an institution the deposits of which are insured by the Federal Deposit Insurance Corporation, in the event that (a) the Tenant or its successors or assignees shall become insolvent or bankrupt, or if its or their interests under this Lease shall be levied upon or sold under execution or other legal process and (b) the depositary institution then operating on the Premises is closed, or taken over by any depositary institution supervisory authority ("Authority"), Landlord may, in such event, terminate this Lease as a result of such bankruptcy, insolvency, levy or sale prior to the expiration of its term only with the concurrence of any receiver or liquidator appointed by such Authority; provided that, in the event that this Lease is terminated by any such receiver or liquidator, the maximum claim of Landlord for rent, damages or indemnity resulting from the termination, rejection or abandonment of the unexpired term of this Lease by such receiver or liquidator shall, by law, in no event be greater than an amount equal to all accrued and unpaid rent to the date of such termination.

24.   CONDITIONS OF REINSTATEMENT OF LEASE

      Notwithstanding other provisions of this Lease herein, it is understood and agreed by Tenant, that in the event Tenant defaults in any condition, term or covenant of the within Lease and Landlord is compelled to institute Summary Dispossess proceedings to regain possession of the premises, Tenant shall be responsible for payment of all costs of suit and reasonable attorneys fees incurred by Landlord (which shall be deemed "additional rent"), as well as all monies (either Rent, additional rent, late charges, or interest) then due and owing under the Terms of the Lease prior to and as a condition of reinstatement of the Lease and dismissal of any and all proceedings.

25.   SURRENDER, WAIVER

      No agreement to accept a surrender of the Rental Space shall be valid unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a Termination of the Lease or a surrender of the Rental Space. The Landlord's failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

26.   END OF TERM

      At the end of the Term or if evicted, the Tenant shall (a) leave the Rental Space broom clean and in good order and condition, (b) remove all of the Tenant's personal property, (c) remove all signs, movable furniture and trade fixtures furnished by the Tenant and restore that portion of the Rental Space on which they were placed, and (d) repair all damage caused by moving.

      If the Tenant  leaves any property in the Rental  Space,  the Landlord may
(a) dispose of it and charge the Tenant for the cost of disposal, or (b) keep it as abandoned property.

      In the event that Tenant shall remain in the Rental Space for any period beyond the end of this Lease without the prior written consent of Landlord, this will create a month-to-month tenancy at twice the Rent for the last Lease year of the Term, subject to all the other provisions of this Lease then in effect, and the acceptance of Rent or additional charges by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid.

27.   COMMON AREAS

      The common areas shall be under the sole control and management of the Landlord who may establish rules and regulations for them. The Tenant agrees to obey such rules and regulations, including the designation of "No Employee Parking Areas".

      The Tenant agrees that there will be no truck deliveries made nor will its trucks or delivery vehicles be parked any other areas than those designated as "service areas", generally located in the rear of the Shopping Center.

28.   COMMON AREA MAINTENANCE AND SERVICES

      Notwithstanding the provisions of Article #14 of the Lease, the Tenant agrees to pay in addition to the Annual Fixed Rent the sum of $ 255.00 per month during the term of this Lease to defray the cost of exterior maintenance and repairs services to be performed in, on and around the exterior areas of the Shopping Center, including but not limited to all buildings and the parking lot area, striping, paving, landscaping, lighting, sweeping, snow removal, garbage removal, common area liability insurance, security and policing of the common areas, and any other service required to be performed to maintain the premises in a clean, safe and orderly fashion. Landlord shall be obligated to contract with materialmen, suppliers and independent contractors to perform the exterior maintenance and repair services and shall supervise the completion of the services to be performed on the exterior of the premises. Landlord shall be entitled to a management fee of 5% of the total common area expenses. In the event that the costs of the aforesaid maintenance and repair services exceed the total sum of all base maintenance fees collected from the Tenant and all other Tenants of the Shopping Center in any one year, then and in that event only, Tenant agrees to pay as "additional rent" a proportionate share of such excess costs to perform exterior maintenance and repair services. The proportionate share shall be 4.16%. The fraction shall be multiplied by the actual amount of such excess cost of performing such exterior maintenance and repair services. Tenant's proportionate share of the excess shall be due and payable within fifteen (15) days of presentation by Landlord of a written calculation of the excess amount due from Tenant. The failure of the Tenant to pay the proportionate share of such excess shall be deemed a default in the payment of "additional rent" and shall entitle the Landlord to all of the remedies set forth at Articles 4, 13, 23, and 24 of the Lease.

29.   SUBORDINATION TO MORTGAGE

      In a foreclosure sale all mortgages which now or in the future affect the Building have priority over this Lease. This means that the holder of a mortgage may end this Lease on a foreclosure sale. The Tenant shall sign all papers needed to give any mortgage priority over this Lease. If the Tenant refuses, the Landlord may sign the papers on behalf of the Tenant.

30.   LANDLORD'S CONSENT

      Wherever in this Lease, the consent of the Landlord is required before Tenant may take any action on the Rental Space, the Landlord agrees that its consent will not be unreasonably withheld nor delayed.

31.   CORPORATE RESOLUTION

      In the event Tenant under this Lease is a corporation, Tenant agrees to provide, within thirty (30) days after execution of this Lease, a resolution of the board of directors of Tenant corporation approving the execution of this Lease. In the event Tenant fails to provide the aforementioned, Landlord shall, at its option, have the right to Terminate this Lease upon ten (10) days' prior written notice to Tenant.

32.   ISRA COMPLIANCE

      The Landlord and Tenant agree and understand that the public policy of the State of New Jersey may require the investigation and abatement of environmental problems or potential problems which may result in pollution to the environment. Accordingly, the State of New Jersey has adopted the Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) (ISRA) which requires that certain industrial establishments and the conduct of their business come within the scope and framework of ISRA. For purposes of providing information to the State of New Jersey, Department of Environmental Protection, only in the event ISRA is found applicable to the leasing of this property, the Tenant supplies the following information to assist the Landlord in determining if the Industrial Site Recovery Act, or any other similar environmental control law, applies to the Tenant's operation in the demised premises.

      (a)   Tenant's Federal Employers Identification Number: 22-3704019

      (b)   Tenant's NAICS Number: 522110

      In the event that the Tenant in any way changes or alters the scope and nature of its business, resulting in a change of the above numbers being assigned to the Tenant, then and in that event only, Tenant agrees to immediately make available to the Landlord the newly assigned numbers as applicable.

      If required, the Tenant agrees to allow the Landlord, its employees, agents, servants, representatives and independent contractors access to the premises during normal business hours for purposes of inspection, repair, removal and remedial action necessary to be taken on the part of the Landlord to comply with the requirements of the New Jersey Department of Environmental Protection in administering the provisions of the Industrial Site Recovery Act, and the regulations promulgated thereunder. Tenant further agrees to supply to Landlord, its employees, agents, servants, representatives and independent contractors any and all information or documentation necessary and required by the New Jersey Department of Environmental Protection in order to comply with the requirements of the Industrial Site Recovery Act, the regulations promulgated thereunder, and to execute any and all applications, certifications, affidavits or other documents required by the New Jersey Department of Environmental Protection to enable Landlord to comply with the requirements of the Industrial Site Recovery Act, and the regulations promulgated thereunder for the continued operation, improvement, development, sale or transfer of the lands and buildings of which the Leased premises form a part. The failure of the Tenant to comply with the provisions of this Article of the Lease shall be deemed a breach of Lease and shall entitle the Landlord to all of the remedies set forth in the Lease as a result of the Tenant's breach of the Lease.

33.   DISCHARGE OF HAZARDOUS AND/OR TOXIC SUBSTANCES; INDEMNIFICATION

      The Landlord and Tenant agree that the Tenant shall be solely responsible for the proper, safe and approved handling, storage, treatment and disposal of any and all chemicals, solvents, solutions, toxins or other materials used in the business conducted by the Tenant on and in the Rental Space. The Tenant shall obtain, at its sole cost and expense, any and all permits, licenses or other approvals necessary to conduct its business in the Rental Space. The Tenant agrees to install, at its sole cost and expense, any and all safety equipment, fire fighting apparatus, systems, appliances, fire detection systems, smoke alarms, or any and other systems, equipment and apparatus necessary to conduct its business in the Rental Space. Tenant further agrees to pay any and all charges for standby access for gas, electric, water, sewer or any other utility necessary to conduct its business on the site.

      The Tenant further agrees that it will not discharge any and all hazardous, toxic or flammable substances, solutions or liquids into the sanitary sewer or onto the lands and buildings forming the Shopping Center but will dispose of the same in accordance with any and all applicable laws governing its disposal. THE TENANT AGREES TO INDEMNIFY AND HOLD HARMLESS THE LANDLORD FROM ANY AND ALL LIABILITY FOR AND ON ACCOUNT OF ITS COMPLIANCE OR NON-COMPLIANCE WITH THE PROVISIONS OF THIS ARTICLE AND ANY OTHER ARTICLE OF THIS LEASE GOVERNING THE ACTIVITIES CONDUCTED BY THE TENANT ON AND IN THE RENTAL SPACE.

34.   GENERAL INDEMNIFICATION AND HOLD HARMLESS

      The Tenant agrees that it will hold harmless and indemnify the Landlord from any and all damages, claims or loss, liability, suits at law, cost and expense (including attorneys' fees, costs of investigation, defense and disbursements), causes of action or other actions which may occur as a result of damages to any of the Landlord's other Tenants in the Shopping Center, their invitees, customers, patrons or agents, or the property belonging to any of the same, where such damages or action are occasioned by the operation of the Tenant's business, and further agrees to provide Landlord with a copy of its liability insurance policy indemnifying the Landlord and/its Tenants, customers, patrons, invitees or agents from any and all damage which may occur by reason of the activity surrounding Tenant's business conducted on the site.

35.   INTEREST ON LATE PAYMENTS

      Except for the charge for late payment of Rent the Tenant agrees that in the event any other payment obligation imposed upon the Tenant is unpaid for a period of 30 days after its payment due date, then and in that event only, the Landlord will be entitled to collect the sum of 1 1/2% per month on the outstanding balance of any sum due and owing to Landlord under the Lease which is unpaid for a period in excess of 30 days. Interest shall be calculated on the outstanding balance due from the payment due date to the date of payment by Tenant. Such interest payment shall be deemed "additional rent" due from Tenant to Landlord, the non payment of which shall entitle the Landlord to all of the remedies set forth in this Lease.

36.   DELIVERY OF LEASE

      This Lease shall not be binding upon the Landlord and Tenant until it is signed by the Landlord, and a true copy of the fully executed Lease and Rider delivered to the Tenant. An offer of Lease to the Tenant shall be accepted by the Tenant within twenty days after the forwarding to the Tenant of the original and copies of the Lease and Rider by execution of the original and all copies of the Lease and Rider and return of the same to Landlord for execution of the Lease and Rider by its proper corporate officers. If the Lease and Rider are not so accepted within the twenty-day period, the offer of Lease from Landlord to Tenant is automatically withdrawn. In the event the Tenant fails to tender the first payment of Rent required under this Lease upon the Landlord being able to deliver possession of the Rental Space to Tenant, then the Tenant shall have no right to enter into possession of the Rental Space until such sums are paid in full to Landlord. In the event the Tenant fails to pay the aforesaid sums upon delivery of the Rental Space for possession by Tenant and demand for the sums from Tenant by the Landlord, then this Lease shall be deemed null and void and the Landlord and Tenant shall have no further rights, each to the other.

37.   BINDING/GOVERNING LAW

      This Lease binds the Landlord and the Tenant and all parties who lawfully succeed to their rights or take their places. This Lease shall at all times be governed by the laws of New Jersey.

38.   CAPTIONS AND INTERPRETATION

      The captions, section numbers, article numbers and index appearing in this Lease in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for nor against either Landlord or Tenant, and should a court be called upon to interpret any provision hereof, no weight shall be given to, nor shall any construction or interpretation be influenced by, any presumption of preparation of a Lease by Landlord or Tenant. If any Term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such Term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each Term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

39.   NOTICES

      All notices given under this Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by (a)


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

personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to the Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space and if mailed, the date of mailing shall be the date notice is given.

40.   SURVIVAL

      If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

41.   FULL AGREEMENT

      The parties have read this Lease. It contains their full and complete agreement. It may not be changed except in writings signed by the Landlord and the Tenant.

42.   BROKERS

      Tenant represents and warrants to the Landlord that no broker introduced the property to the Tenant and the Tenant to the Landlord. The Landlord shall pay a commission to no one. The Tenant agrees to indemnify and hold Landlord harmless from any and all claims of other brokers and expenses in connection with the negotiation of or the entering into this Lease by Tenant.

WITNESS:                                CRL REALTY ASSOCIATES, LP

                                        By:   /s/ Robert Lindmark
------------------------------              ------------------------------------
                                            Robert Lindmark, President
For                                         CRL Realty Management, Inc., General
                                            Partner


ATTEST                                  TWO RIVER COMMUNITY BANK

    /s/ Michael J. Gormley              By:   /s/ Barry B. Davall
------------------------------              ------------------------------------
                                                  Barry B. Davall, President


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